                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Cordis Corporation
                               P. O. Box 025700
                          Miami, Florida 33102-5700
                                (305) 824-2357

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Dear Cordis Stockholder:

  The Board of Directors cordially invites you to attend Cordis' Annual Meeting of Stockholders, to be held on October 27, 1994, at our headquarters located at 14201 N.W. 60th Avenue, Miami Lakes, Florida.

  The Meeting will commence promptly at 2:00 p.m. in the Auditorium located on the second level of the building.

  To assure a quorum and that your shares will be voted at the Meeting in accordance with your instructions, please sign and return the enclosed proxy card in the envelope provided at your earliest convenience. Mailing your proxy will not limit your right to vote in person at the Meeting.

   If you plan to be present at the Meeting, please so indicate on the proxy card.


                                              Respectfully yours,



                                              ROBERT Q. MARSTON
                                              Chairman of the Board

                               CORDIS CORPORATION
                             14201 N.W. 60th Avenue
                           Miami Lakes, Florida 33014

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 27, 1994

  The Annual Meeting of Stockholders of Cordis Corporation will be held at the offices of the Company, 14201 N.W. 60th Avenue, Miami Lakes, Florida, on Thursday, October 27, 1994, for the following purposes:

  Item No. 1  Election of Directors;

  Item No. 2  To ratify the appointment of independent auditors;

  Item No. 3  To increase the number of shares reserved for grants under the
              Cordis Corporation Non-Qualified Stock Option Plan;

  Item No. 4  To limit the maximum number of additional options to acquire shares that may be granted in the future to an employee under the Cordis Corporation Non-Qualified Stock Option Plan; and

  Item No. 5  To transact such other business as may properly come before the meeting.


  Stockholders of record at the close of business on August 31, 1994 will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof. A list of such stockholders will be available for examination at the Company's offices at 14201 N.W. 60th Avenue, Miami Lakes, Florida 33014 on and after September 27, 1994.


                                           By Order of the Board of Directors,



                                           DANIEL G. HALL
                                           Secretary

September 27, 1994



IMPORTANT: THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE COMPANY
           THE EXPENSE OF A FURTHER REQUEST.

                               CORDIS CORPORATION
                             14201 N.W. 60th Avenue
                          Miami Lakes, Florida  33014

                                PROXY STATEMENT

                              SEPTEMBER 27, 1994


  The accompanying Proxy is solicited by the Board of Directors of Cordis Corporation ("the Company") for use at the Annual Meeting of Stockholders ("the Meeting") to be held on October 27, 1994 and any adjournment thereof. When such Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or, if no direction is indicated, it will be voted as recommended by the Board of Directors. Any Proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting thereof.

  Only stockholders of record as of August 31, 1994, will be entitled to vote at the Annual Meeting and any adjournment thereof. On that date 16,052,570 shares of common stock were outstanding. Each share of common stock entitles the holder thereof to one vote on each matter presented for action at the Meeting. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. An affirmative vote of a majority of the shares voting on each matter is required for its approval. Abstentions and broker nonvotes will be considered solely for quorum purposes.


  The approximate date of the first distribution of this Proxy Statement and the accompanying Proxy is September 30, 1994.


                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

  The Directors are elected annually by the stockholders of the Company.

  The Directors recommend that the full Board for the ensuing year shall consist of eight Directors and further recommend the election of the nominees listed below as Directors to hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Each of the nominees currently serves on the Board and seven were elected by the stockholders at the last Annual Meeting. One nominee, Wilton W. Webster, Jr. has served as a Director since his appointment by the Board in August 1994.
If, at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for such other person or persons as may be nominated by management. Management has no reason to believe that any substitute nominee or nominees will be required.

  THE BOARD RECOMMENDS THAT THE NOMINEES PROPOSED FOR ELECTION

BE APPROVED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.


  The following table indicates the age, principal occupation or employment currently and for the past five years, and the date each nominee was first elected as Director.

                                                                        Year first
                                                                         elected
Name (age)                 Principal Occupation or Employment           a Director
- ----------               ------------------------------------          -------------
Robert Q. Marston, M.D.   Retired.  President Emeritus,                       1985
(71)                      University of Florida.  Former
                          Director, National Institutes of
                          Health.  Member, Institute of Medicine,
                          National Academy of Sciences.  Former
                          Director, Johnson & Johnson Corporation.
                          Director, The  Wackenhut Corporation and
                          First National Bank of Alachua, Florida.

David R. Challoner, M.D.  Vice President for Health Affairs,                  1990
(59)                      University of Florida.  Chairman of the
                          Board, Shands Hospital at the University
                          of Florida.  Former Dean, St. Louis
                          University School of Medicine.  Member,
                          Institute of Medicine, National Academy
                          of Sciences.  Member, Directors'
                          Advisory Committee,   National Institutes
                          of Health.  Former President,  American
                          Federation for Clinical Research.

Richard W. Foxen (66)     Retired.  Until 1988, Senior Vice President,        1989
                          Strategic Management and International,
                          Rockwell International Corporation; Former
                          Vice-President, European Operations, General
                          Electric Corporation; Current Chairman of
                          the Board, Pittsburgh Mercy Health Systems;
                          Adjunct Professor, Business Administration,
                          Carnegie-Mellon University and University of
                          Pittsburgh.

Donald F. Malin, Jr.     Retired.  Until 1991, Partner, Simpson        1982
(66)                     Thacher & Bartlett, Attorneys at Law,
                         New York City, legal counsel to the
                         Company.

Robert C. Strauss (53)   President and Chief Executive Officer of      1987
                         the Company since February 1987.  Formerly
                         Senior Vice President and Chief Financial
                         Officer from 1986 to 1987 and Vice President
                         and Chief Financial Officer from 1983 to 1986.
                         Trustee, University of Miami. Director,
                         Miami Children's Hospital, Health Industry
                         Manufacturers Association (HIMA), American
                         Bankers Insurance Group, United Way,
                         Venture Council Forum and Enterprise Florida.

Jan L. de Ruyter van     Retired.  Senior Vice President, European     1990
  Steveninck (64)        Operations of the Company from 1987 to June,
                         1990.  Before 1987, Vice President, European
                         Operations.

Wilton W. Webster, Jr.   Vice President and Senior Scientific Advisor  --
(66)                     of the Company since April, 1994. Vice
                         President Research & Development and Chief
                         Engineer of Cordis Webster, Inc. since April
                         1994. Formerly Vice President and Chief
                         Engineer from 1993 to 1994 and Founder,
                         Chairman of the Board, President and Chief
                         Executive Officer of Webster Laboratories,
                         Inc. from its inception until 1993.

Patricia K. Woolf,Ph.D.  Consultant, author, and lecturer,             1982
(60)                     Department of Molecular Biology, Princeton
                         University. Director, American Balanced
                         Fund, Income Fund of America, Growth
                         Fund of America, and Small Cap World Fund.
                         Director, General Public Utilities
                         Corporation and National Life Insurance
                         Company of Vermont. Trustee, New Economy Fund.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has standing Audit, Compensation and Quality committees. It has no nominating committee or other committee performing a similar function, but the Board of Directors does consider persons suggested as candidates for election as Company Directors.

         The members of the Audit Committee during fiscal 1994 were Richard W. Foxen (Chairman), Donald F. Malin, Jr., Patricia K. Woolf and David R. Challoner. The Committee held three meetings during fiscal 1994. During that year, the Audit Committee, among other things, (i) recommended that Deloitte & Touche be appointed as the Company's independent auditors; (ii) reviewed the audit activities of both the independent auditors and the internal auditor of the Company; (iii) met separately and privately with the independent auditors, the internal auditor and with the Company's financial, accounting and management officers to insure that the scope of activities of the independent and internal auditors had not been restricted and that adequate responses to their recommendations had been received; and (iv) made periodic reports to the Board.

         The members of the Compensation Committee during fiscal 1994 were Donald F. Malin, Jr. (Chairman), Jan L. de Ruyter van Steveninck and Richard W.
Foxen.   The Committee held three meetings during fiscal 1994.  During that year, the Compensation Committee, among other things, (i) reviewed salaries of the officers of the Company; (ii) considered management's proposals for granting of stock options under the Cordis Corporation Non-Qualified Stock Option Plan and approved such grants of stock options; (iii) established performance goals for the Cordis Corporation 1991 Performance Unit Award Plan and approved the grants of Awards under the Plan; (iv) reviewed the Cordis Corporation Director Retirement Plan and Director compensation practices; (v) reviewed other compensation matters; and (vi) made periodic reports to the Board.

         The members of the Quality Committee during fiscal 1994 were Patricia
K. Woolf, (Chairman), David R. Challoner, and Jan L. de Ruyter van Steveninck. The Committee held two meetings during fiscal 1994. During that year, the Quality Committee, among other things, (i) reviewed and monitored the auditing activities of the Company and the results of those audits; (ii) reviewed the Company's quality functions and regulatory compliance activities; (iii) reviewed the independent quality consultant's audit of the Company's facility; and (iv) made periodic reports to the Board.

MEETING ATTENDANCE

         The Board of Directors held a total of eight meetings, during fiscal 1994, two of which were held by telephone conference call. Each Director attended in excess of 75% of the total number of meetings of the Board and of each Committee of the Board on which such Director served during the fiscal year. On average, each

Director attended 95% of the meetings held.

COMPENSATION OF DIRECTORS

         COMPENSATION OF DIRECTORS. Directors who are compensated as employees of the Company receive no additional compensation as Directors. Each Director who is not an employee of the Company receives an annual retainer of $20,000; a fee of $1,000 for each Board Meeting attended; and $750 for each Committee Meeting attended. Committee Chairmen are paid $1,000 for each Committee Meeting attended. The Chairman of the Board of Directors receives an annual retainer of $75,000, but receives no additional compensation for meeting attendance.

         CORDIS CORPORATION DIRECTOR NON-QUALIFIED STOCK OPTION PLAN ("the Plan"). The Plan became effective on June 5, 1990. It provides incentives in the form of stock option grants to non-employee Directors of the Company. The grants are intended to recognize the expertise and contributions provided to the Company by the members of the Board of Directors and to provide the Board of Directors with a proprietary interest in the Company, enhancing their personal interest in the Company's continued success and progress. The Plan is administered by the Compensation Committee of the Board of Directors.

         The Plan currently authorizes the issuance of 200,000 shares of the Company's common stock. The options, 2,000 of which are granted automatically every year to each non-employee Director, fully vest one year after the anniversary of the date of the grant, and are granted at a price equal to the market value of the shares on the date of the grant. In the case of a Director's death, the options vest immediately. The options continue to vest during the period of any disability or retirement. The Plan, as amended, provides that the options must be exercised within ten years of the date of grant.

         The options granted under this Plan are not assignable or transferable by optionees. The Plan provides that if there is a change in control, defined as the acquisition by any person of direct or indirect beneficial ownership of the Company's outstanding voting securities in a quantity sufficient to cause a change in the composition of the Company's Board of Directors, all options will be 100% vested.

         CORDIS CORPORATION DIRECTOR RETIREMENT PLAN. Each non-employee director who retires from the Board after he or she has served on the Board for five years is eligible for benefits, for a period equal to two times his or her years of active service as a Director, equal to the annual retainer paid at the time of his or her retirement, increased by one-half of any subsequent increase in the annual retainer awarded to active Directors.

         The Plan waives the years-of-service eligibility requirement if a Director is forced to retire as a result of a disability or incapacity or if a Director is forced or desires to retire subsequent to a merger or acquisition of the Company. The Plan, unless waived by the Board, requires a Director to retire from active service on the Board if his or her 72nd birthday occurs on or before the 15th day of October in any year in which such Director shall stand for reelection to the Board of Directors.

         If a retired Director dies during the period in which retirement benefits are payable, such payments shall be paid to the Director's designated beneficiary or to his or her estate, for a period of one year after his or her death or for the remaining period for which such retirement benefits are payable, whichever occurs first. Any Director who has been an employee of the Company shall not be eligible for benefits under the Plan except for reimbursement of expenses incurred in meeting attendance and meeting fees equal to the meeting fees paid to active Directors. In the event that a Director desires to retire or is forced to retire subsequent to the merger or acquisition of the Company, the Plan allows the retiring Director to elect acceleration of benefits under the Plan by requesting a present value, lump sum payment; to request the Company to purchase an annuity which would pay to the Director a sum equal to the benefits he or she would have received under the Plan; or to elect payments of benefits in accordance with the terms and provisions of the Plan.

         CORDIS CORPORATION DIRECTOR COMPENSATION DEFERRAL PLAN. This Plan allows non-employee directors to defer up to 100% of their compensation. The amounts deferred may be invested among a portfolio of funds selected and managed by the Company. Participants elect the timing and manner in which the amounts deferred shall be paid. All elections made by the participants are irrevocable except as specifically provided in the Plan.

         INDEBTEDNESS OF MANAGEMENT. In April 1993 before the merger of Webster Laboratories, Inc. ("Webster") with a Company subsidiary, Tony R. Brown, then President and Chief Executive Officer of Webster exercised an option to buy 266,667 shares of common stock of Webster at a purchase price of $0.25 per share. As of June 30, 1994, Mr. Brown, currently Vice President of the Company and President and Chief Executive Officer of the new subsidiary, Cordis Webster Inc., was indebted to Webster in the amount of $66,667, which represents the outstanding balance on a full recourse promissory note executed in April 1993 as a result of the exercise of the option. The note, secured by a pledge of the shares of Webster acquired and converted upon the merger into shares of the Company, was paid in full on August 19, 1994.

         INDEMNIFICATION AGREEMENTS WITH DIRECTORS. In addition to maintenance of director and officer liability insurance, the Company has entered into indemnification agreements with each of the Directors. The indemnification agreements provide, in certain instances, for advancement and payment of costs, including attorneys' fees, damages, judgments, fines or settlements incurred or paid by, or on behalf of, Directors and which relate to activities in their capacities as Directors of the Company. The Company, pursuant to the agreements, retains subrogation rights to recover any advances which are subsequently paid by a third party. The agreements are binding on the Company and any successor to the Company.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth as of August 31, 1994 the number of shares of Common Stock beneficially owned by each Director and by each of the Executive Officers named below:

                               Number of               Percentage
                               Common Shares         of Ownership
                               Beneficially          (*Designates
Beneficial Owners (1)          Owned                Less than 1%)
- ---------------------          ------------         -------------
David R. Challoner, M.D.           10,700 (2)            *
Richard W. Foxen                    9,000 (2)            *
Donald F. Malin, Jr.               10,500 (2)            *
Robert Q. Marston, M.D.            10,000 (2)            *
Jan L. de Ruyter van Steveninck     6,000 (3)            *
Wilton W. Webster, Jr.          1,013,240 (4)           6.3%
Patricia K. Woolf, Ph.D.           11,400 (2)            *
Robert C. Strauss                 151,859 (5)           1.0%
Rudy J. Kranys                    131,286 (6)            *
Alfred J. Novak                    86,602 (7)            *
Egbert Ratering                   119,403 (8)            *
Philip J. Monks                    62,592 (9)            *

All Directors and Executive
 Officers as a group (21)       2,034,698(10)          12.7%
 including the above

(1) Beneficial ownership, as listed in the chart, includes shares of Common Stock directly owned or held by the persons named and the group referred to, or by certain members of their families.


(2) Includes 10,000 shares of Common Stock (except for Mr. Foxen) which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Director Non-Qualified Stock Option Plan. In Mr. Foxen's case, it includes 8,000 shares. Mr. Foxen exercised 2,000 shares in August, 1994.


(3) Consists of 6,000 shares of Common Stock which may be acquired, when vested by the exercise of options granted under the Cordis Corporation Director Non-Qualified Stock Option Plan. Mr. van Steveninck exercised a total of
4,000 shares during fiscal 1994 with a value realized of $69,500.

(4) Includes 1,500 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(5) Includes 120,000 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(6) Includes 61,000 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(7) Includes 71,000 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(8) Includes 61,000 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(9) Includes of 61,000 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan.

(10) Includes 724,500 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan and Director Non-Qualified Stock Option Plan.


SEC COMPLIANCE

         There was a failure to file on a timely basis one Form 4, Statement of Changes in Beneficial Ownership, with the Securities and Exchange Commission, as required under Section 16(a) of the Securities Exchange Act of 1934, by Robert Q. Marston, Director, with respect to the purchase of 500 shares in 1989. Richard J. Faleschini, Vice President, North American Marketing and Sales, failed to file on a timely basis one Form 4 with respect to the sale of 3,028 shares in February, 1994.

             SECURITY OWNERSHIP OF CERTAIN OTHER BENEFICIAL OWNERS

         The following chart names all beneficial owners (other than management of the Company) of the Company's voting stock known to the Company to own more than 5% of the voting stock based on their last 13G filing.



Name and Address                           Number of Common                    Percentage
of Beneficial Owner                        Shares Owned                      of Ownership
- -------------------                        ------------                      ------------
FMR Corp.                                  1,896,200(1)                      11.8%
82 Devonshire Street
Boston, MA  02109-3614

Twentieth Century Companies, Inc.            975,000(1)                       6.1%
4500 Main Street
P. O. Box 418210
Kansas City, MO 64141-9210


(1) Based on the last 13G filing.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table represents, for each of the last three fiscal years, the annual compensation paid by the Company, together with long-term and other compensation for the Chief Executive Officer and the four most highly compensated Executive Officers of the Company:

                                        SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                                                             -------------------------
                                             Annual Compensation               Awards     Payouts
                                    ------------------------------------     ---------    ------------
                                                              Other                                       All
                                                              Annual        Securities    LTIP           Other
                                        Salary   Bonus     Compensation     Underlying    Payouts      Compensation
Name and Principal Position        Year  ($)(1)  ($)(1)(2)      ($)         Options(#)    ($)(3)         ($)(4)
- ---------------------------       ----- -------- --------- ------------     -----------   -------      ------------
Robert C. Strauss                 1994  $430,000                            30,000        $312,247      $8,174
 President and Chief              1993  $420,000 $183,951                   22,000                      $8,088
 Executive Officer                1992  $397,500 $155,176                   22,000                      N/A

Rudy J. Kranys                    1994  $220,000                            15,000        $149,687      $7,119
 Senior Vice President,           1993  $215,000 $ 91,976                   11,000                      $7,036
 Operations, Americas             1992  $205,000 $ 77,588                   11,000                      N/A
 Division

Alfred J. Novak                   1994  $220,000                            15,000        $156,122      $5,073
 Vice President and Chief         1993  $215,000 $ 91,976                   11,000                      $4,066
 Financial Officer                1992  $202,500 $ 77,588                   11,000                      N/A

Egbert Ratering                   1994  $196,717 $ 13,833(5)                15,000        $150,181      N/A
 Vice President, Operations       1993  $192,061 $ 91,976                   11,000                      N/A
 European Division                1992  $188,232 $ 77,588                   11,000                      N/A

Philip J. Monks                   1994  $196,622             $49,777(6)     15,000        $150,181      N/A
 Vice President, Marketing        1993  $191,891 $ 91,976    $46,158(7)     11,000                      N/A
 and Sales, European              1992  $188,248 $ 77,588                   11,000                      N/A
 Division

(1) Amounts shown include cash compensation earned by the named executive during the year covered, including amounts deferred at the election of those officers. Bonuses for fiscal 1993 and 1992 were paid in the year following the year for which they were earned.

(2) The amounts awarded pursuant to the 1991 Performance Unit Award Plan were in the form of Company stock. The value of the units was calculated according to the fair market value of Company stock on or about the date of payout based on the number of units awarded and percentage of achievement. The 1993 and 1992 awards were based on one-year performance periods whereby the target amounts for return on assets and sales growth yielded payments of 100.941% and 87.3% respectively.

(3) In 1994 the amounts awarded pursuant to the 1991 Performance Unit Award Plan were 50% in the form of stock and 50% in cash. The value of the units awarded in stock was calculated according to the fair market value of Company stock on or about the date of payout based on the number of units awarded and percentage of achievement. The value of the units awarded in cash was calculated according to the average of the last twenty trading days in the month of June 1994. The 1994 award was based on a three-year performance period whereby the target performance achievements for return on assets, sales growth and targeted sales per employee yielded a payment of 110.38% for the Corporate group, 105.83% for the Miami group and 106.18% for the European group.

(4) Company contributions to the Tax-Sheltered Investment Plan and dollar value of life insurance premiums paid by the Company. European Officers do not participate in the Tax-Sheltered Investment Plan.

(5) Mr. Ratering received a bonus in 1994 for twenty years of service with the Company.

(6) Includes reimbursements of $33,638 for schooling of dependents under the Company's Expatriate Policy and automobile reimbursement allowance of $16,139.

(7) Includes reimbursements of $32,118 for schooling of dependents under the Company's Expatriate Policy and automobile reimbursement allowance of $14,040.

 REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


                      COMPENSATION COMMITTEE OF THE BOARD

         Decisions regarding annual and long-term executive compensation of the Company's executives and the Chief Executive Officer are made by the Board upon the recommendation of the Compensation Committee. Recommendations of the Compensation Committee relating to the compensation of the Company's executive officers are submitted to the full Board for approval, except for awards under certain stock-based compensation plans, which are approved solely by the Committee. No member of the Compensation Committee is presently an officer or employee of the Company or any of its subsidiaries. The Committee reviewed executive compensation for 1994 and determined that executive salaries should be held at current levels and that the executive compensation focus should be on incentive compensation. The purpose of this report is to inform shareholders of the Company's compensation policies for executive officers and the rationale for compensation paid to executive officers and the Chief Executive Officer.

                            POLICIES AND OBJECTIVES


         The Compensation Committee's executive compensation policies are designed to attract, motivate, reward and retain qualified executives by providing competitive levels of total compensation to the Chief Executive Officer and other executive officers. This objective is achieved through cash compensation, the performance unit award and stock option plans and other programs described below. Executive compensation is intended to be competitive with the compensation levels of executives of other companies in the same industry, or with companies that have comparable sales volumes while reflecting the Company's current and long-term performance. To establish competitive levels of compensation, the Compensation Committee annually evaluates total compensation packages offered by competitive companies. Executive level compensation is generally targeted above the median range of compensation paid to executives of companies of similar size and industry. Survey data analyzed in establishing compensation levels for executives include companies that are within the industry group, S & P Medical Products & Supplies Index, shown in the performance graph on page 17. The primary focus of the Compensation Committee in determining total executive compensation is the Company's current and long-term performance, the long-term growth of the Company and shareholder value. As a result of the emphasis on corporate performance, in any given year the compensation of the Company's executives may differ significantly from the compensation paid to executives of the Company's competitors.


         All executive officers, including the Chief Executive Officer, are eligible to participate in the Company's incentive compensation plans, currently the 1991 Performance Unit Award Plan and the Non-Qualified Stock Option Plan for management. Subjective factors of individual performance are considered in establishing base salaries, the quantity of performance unit awards and stock option grants.

         RELATIONSHIP OF EXECUTIVE COMPENSATION TO COMPANY PERFORMANCE

         The Compensation Committee's objective in setting the Chief Executive Officer's annual compensation and that of other executive officers is to base a significant percentage of compensation upon annual and long-term performance criteria, and to a lesser degree, on individual performance. For this reason the Compensation Committee has emphasized return on assets, sales growth, sales per employee and other financial performance factors in determining the annual and long-term compensation for all executive officers. The Company's financial performance, as well as general market conditions, are significant factors influencing the Company's stock price.

                                  BASE SALARY

         The base salaries of the Chief Executive Officer and other senior executives are governed by Company performance and the competitive survey data previously described.

         As a result of salary comparisons for the chief executive officers and other executives in comparable companies surveyed and the current executive salary levels of the Company's Chief Executive Officer and other executives, the Compensation Committee determined that executive compensation should remain at the current levels and that executive compensation be focused on incentive compensation for 1994.

                       CASH AND STOCK INCENTIVE PROGRAMS

Performance Unit Award Plan

         The Company's 1991 Performance Unit Award Plan ("the Plan") is designed to provide long-term incentives to the Chief Executive Officer and other executives. The Compensation Committee has exclusive power to select employees to be granted awards under the Plan, to determine the type, size and terms of awards granted, including the time of vesting and payment of awards, to establish objectives and conditions for vesting and earning awards, to determine terms and conditions for the lapse of restrictions applicable to any awards, and to determine whether awards will be paid. The Compensation Committee considers target performance objectives based on the Company's long-term financial goals and payout levels available under the Plan to determine the number of units awarded to the Chief Executive Officer and to other executive officers.

         Under the Plan, target performance objectives are established annually by the Compensation Committee and may differ according to geographical regions. These objectives may include one or more of the following performance measures: growth in Company sales, return on net assets and sales per employee. Individual performance factors considered in determining the number of performance units, if any, granted to executives include: responsibility level, past performance, potential, cash compensation levels and other considerations as the Compensation Committee may deem appropriate. Grants of performance units to the Chief Executive Officer are assessed on the basis of the Chief Executive Officer's individual contribution and the Company performance factors described above.

         Performance unit award payouts may range from zero up to percentages in excess of 100% of the target amount, depending upon the Company's performance in any given year. Awards under the Plan are made in Common Stock of the Company, cash or a combination of Common Stock and cash. For fiscal 1994, the awards were paid out 50% in cash and 50% in stock and were based on performance achievements according to geographical regions. The Plan provides that in the event of a change in control of the Company, as defined in the Plan, performance unit awards shall vest immediately in a pro rata amount based on the portion of the performance period elapsed prior to the change in control and certain assumptions as to the anticipated performance that would have been achieved. The number of performance units awarded to the Chief Executive Officer during the past fiscal year reflects the Company's successful performance and his individual contributions.

Non-Qualified Stock Option Plan

         The Company's Non-Qualified Stock Option Plan for management is intended to motivate the Chief Executive Officer, executives and key employees who contribute materially to the success and profitability of the Company by providing recipients of stock option grants with a proprietary interest in the Company, thereby enhancing their personal interest in the continued success of the Company. Options are awarded at the market value of the shares on the date of grant and become vested one year from the date of grant or at such other incremental vesting periods as the Compensation Committee establishes, subject to a change in control, as defined in the Plan. The Compensation Committee generally considers individual performance, responsibility, and the Company's financial performance during the fiscal year in determining the number of options awarded to the Chief Executive Officer and to the other executive officers.


         The stock options awarded to the Chief Executive Officer at the conclusion of the fiscal year, as reported in the Option Grants Table, reflect Company performance, level of responsibility, salary and individual performance. The Compensation Committee considered the total number of options outstanding when determining the options awarded to the Chief Executive
Officer and the other executive officers.


         The Plan currently authorizes a maximum of 1,875,000 shares of the Company's Common Stock. As of June 30, 1994, there were 49,170 shares available for future grants. The stockholders are presently being asked to approve an amendment to increase the number of shares reserved for option grants under the Plan by an additional 750,000 shares.

          The shareholders are further asked to approve a proposal under the Plan limiting to 200,000 the maximum number of additional options to acquire shares that may be awarded in the future to an employee, including the Chief Executive Officer, from the total number of shares available for grants, including those subject to shareholder approval under Item 3.

         The Compensation Committee believes that granting options to executives and key employees is consistent with the philosophy that stock ownership by management is beneficial to the enhancement of shareholder value.

Other Plans

         At various times in the past, the Company has adopted certain employee benefit plans in which executives, including the Chief Executive Officer, are permitted to participate on the same terms as non-executive employees who meet the applicable eligibility criteria. The Compensation Committee has determined that having the Company's matching contribution under the Tax-Sheltered Investment Plan in the form of Company stock is beneficial in further aligning employees' and shareholders' long-term financial interests. Other than the value of the Company match, benefits under the Tax-Sheltered Investment Plan are not tied to Company performance.

         As a further effort to motivate and retain qualified employees, a Salary Deferral Plan and Supplemental Executive Retirement Plan were implemented. The Chief Executive Officer, selected executives and other key employees are eligible to participate in either plan. Under the Salary Deferral Plan, participants can defer up to 100% of their total cash compensation. Amounts deferred are invested among a portfolio of funds selected and managed by the Company.

         The Compensation Committee believes that its executive compensation objectives are served by the compensation policies and plans described above, by encouraging long-term performance and by promoting management retention, while aligning shareholders' and management's interests in the performance of the Company's Common Stock.

Tax Deductibility Considerations

         The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993. This Act made certain non-performance based compensation to executives of public companies in excess of $1 Million non-deductible to the Company beginning in fiscal 1995. At this time, it is not anticipated that any executive officer will receive any such compensation in excess of this limit during 1995. The Committee has determined that the Cordis Corporation Non-Qualified Stock Option Plan, pending shareholder approval of Items 3 and 4, will meet the requirements for deductibility under the Act. The Committee will continue to review the issue and evaluate whether the compensation plans should be altered in the future to meet the deductibility requirements.

         SUBMITTED BY THE COMPENSATION COMMITTEE.


                              Donald F. Malin, Jr.
                                Richard W. Foxen
                         J. L. de Ruyter van Steveninck

                              OPTION GRANTS TABLE

         The following table provides information on grants of options to purchase the Company's Common Stock pursuant to the Cordis Corporation Non-Qualified Stock Option Plan (the "Plan") during the fiscal year ended June 30, 1994 to the named Executive Officers:

                                             Option Grants in Last Fiscal Year
                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                          Individual Grants                           for Option Term (10 Years)(2)
                       -------------------------------------------------------        -----------------------------
                       Number of        % of Total
                       Securities        Options
                       Underlying       Granted to        Exercise
                       Options          Employees         or Base
                       Granted          in Fiscal         Price       Expiration
                        (#)(1)            Year            ($/Sh)         Date        0%($)     5%($)     10%($)
                       ----------       ----------        --------    ----------    -------   -------   --------
Robert C. Strauss       30,000            10.8%           $49.25       6/13/04        $0     $929,100  $2,354,700

Rudy J. Kranys          15,000             5.4%           $49.25       6/13/04        $0     $464,550  $1,177,350

Alfred J. Novak         15,000             5.4%           $49.25       6/13/04        $0     $464,550  $1,177,350

Egbert Ratering         15,000             5.4%           $49.25       6/13/04        $0     $464,550  $1,177,350

Philip J. Monks         15,000             5.4%           $49.25       6/13/04        $0     $464,550  $1,177,350

________________

(1) The Cordis Corporation Non-Qualified Stock Option Plan, as amended, provides for the grant of options for a period of ten (10) years from the date of grant. Under the Plan, the vesting schedule for the above executives is 10% during the second year, 20% during the third year, 30% during the fourth year, and the balance during the fifth year. All remaining options are exercisable and expire on the tenth anniversary of the date of grant. The exercise price of each share subject to options is equal to the fair market value of the share on the date of grant.

(2) Optionees will not realize value under the 1994 option grants without a stock price appreciation which will benefit all shareholders. If the Company's stock does not appreciate in value above the option price set forth above, there will be no benefit to shareholders. If the Company's stock appreciates 5% in value, the potential appreciation in stock value to shareholders would be approximately $495,557,000. If the Company's stock appreciates 10% in value, the potential appreciation in stock value to shareholders would be approximately $1,255,935,000. Total number of shares outstanding as of June
30, 1994, was 16,001,206.   The assumed rates of stock price appreciation are
set by the Securities and Exchange Commission's proxy statement disclosure rules. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease over the time period set forth above.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

         The following table contains information relating to the exercise of stock options by the named Executive Officers in fiscal 1994 as well as the number and value of their unexercised options as of June 30, 1994:

       Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values

                                                           Number of Securities
                                                          Underlying Unexercised               Value of Unexercised
                                                           Options  at FY-End                 In-the-Money Options
                                                                     (#)                        at FY-End($)(2)
                   Shares Acquired       Value         ---------------------------        ----------------------------
Name               on Exercise (#)   Realized($)(1)    Exercisable   Unexercisable        Exercisable    Unexercisable
- ----               ---------------   --------------    -----------   -------------        -----------    -------------
Robert C. Strauss     30,000          $750,000           46,000         74,000             $601,075       $473,550

Rudy J. Kranys        17,000          $425,000           24,000         37,000             $319,475       $236,775

Alfred J. Novak       20,000          $556,250           34,000         37,000             $552,600       $236,775

Egbert Ratering       15,000          $382,500           24,000         37,000             $319,475       $236,775

Philip J. Monks       15,000          $587,500           24,000         37,000             $319,475       $236,775

________________

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Market value of underlying securities at June 30, 1994 closing ($38.8125) minus the option price. The values were calculated only for "In-the-Money" options, which consist of those options with an exercise price below $38.8125 per share.


                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

         The following table provides information relating to performance units awarded to the named Executive Officers under the Cordis Corporation 1991 Performance Unit Award Plan:

            Long-Term Incentive Plans -- Awards in Last Fiscal Year

                                                                              Estimated Future Payouts
                                                                             Under Non-Stock Price Based
                                                                                        Plans
                                                         Performance   -------------------------------------
                                       Number of      or Other Periods
                                     Shares, Units         Until
                                       or Other          Maturation     Threshold      Target        Maximum
Name                                 Rights(#)(1)        or Payout         (#)          (#)            (#)
- ----                                 ------------     --------------   ----------   -----------   -----------
Robert C. Strauss                        6,000        7/1/94-6/30/97        0          6,000         11,250

Rudy J. Kranys                           3,000        7/1/94-6/30/97        0          3,000          5,625

Alfred J. Novak                          3,000        7/1/94-6/30/97        0          3,000          5,625

Egbert Ratering                          3,000        7/1/94-6/30/97        0          3,000          5,625

Philip J. Monks                          3,000        7/1/94-6/30/97        0          3,000          5,625

(1) The performance objectives are based on the following weightings: 50% of a payout is based on achievement of sales growth, 25% is based on achievement of return on assets and 25% is based on targeted improvement on sales per employee.

RETIREMENT BENEFITS

         The following table illustrates the estimated aggregate annual retirement benefits under the Company's U.S. Retirement Plan and the U.S. Supplemental Executive Retirement Plan, assuming retirement at age 65, based on years of credited service and the highest five consecutive years' average pay. (Primary Social Security Benefits are not included. Effective July 1, 1989, the benefit formula under the Plan was changed from a Social Security Offset formula).

                    Pension Plan Table (U.S. Plan)
                       Annual Retirement

                             Years of Credited Service
                   ----------------------------------------------

Average Salary       15        20        25        30        35
- --------------     ------    ------    ------    ------    ------
$150,000 ....... $ 36,100  $ 48,100  $ 60,200  $ 60,200  $ 60,200
$200,000 ....... $ 48,400  $ 65,100  $ 81,400  $ 81,400  $ 81,400
$250,000 ....... $ 61,600  $ 82,100  $102,700  $102,700  $102,700
$300,000 ....... $ 74,300  $ 99,100  $123,900  $123,900  $123,900
$350,000 ....... $ 87,100  $116,100  $145,200  $145,200  $145,200
$400,000 ....... $ 99,800  $133,100  $166,400  $166,400  $166,400
$450,000 ....... $112,600  $150,100  $187,700  $187,700  $187,700
$500,000 ....... $125,300  $167,100  $208,900  $208,900  $208,900
$550,000 ....... $138,100  $184,100  $230,200  $230,200  $230,200
$600,000 ....... $150,800  $201,100  $251,400  $251,400  $251,400

         The Retirement Plan ("the Plan") is a defined benefit plan to which the Company contributes amounts required to fund this Plan as computed by standard actuarial methods. The Plan provides a monthly pension to qualifying employees who terminate from the Company with at least five years of service.
A participant who is eligible to receive a retirement benefit will receive a monthly benefit equal to the sum of: (1) 1.1% of his average monthly earnings (over his five highest consecutive years of pay, including bonus and overtime up to 50% of base pay) times his years of service (maximum 25 years); and (2) 0.6% of the average monthly earnings in excess of Covered Compensation (average of taxable wage bases under Section 230 of the Social Security Act) times credited service (maximum 25 years).

         The credited years of service and current pay covered for each of the individuals named in the Cash Compensation Table is as follows:

                                                                           1994 Covered
                                                   Years Credited          Compensation
                                                   --------------          ------------
         Robert C. Strauss                              11                   $618,415
         Rudy J. Kranys                                 10                   $307,765
         Alfred J. Novak                                10                   $314,003
         Egbert Ratering (1)                             -
         Philip J. Monks (1)                             -

(1) Egbert Ratering is covered under the Dutch Plan, as set forth in the pension table below. Philip J. Monks is a member of and contributes a percentage of his salary to the United Kingdom Plan which does not provide a guaranteed pension at retirement, but is based on funds accrued to purchase a pension to the member's requirement. The Company also contributes a percentage of Mr. Monks' salary to the United Kingdom Plan.

         The following table illustrates the estimated aggregate annual retirement benefits under the Company's Dutch Retirement Plan based on years of credited service and last annual pay, as defined:

                          Pension Table (Dutch Plan)
                          Years of Credited Service
                  ------------------------------------------------

Average Salary      15        20        25        30        35
- --------------    ------    ------    ------    ------    ------
$150,000 ....... $ 34,868  $ 46,491  $ 58,113  $ 69,736  $ 81,359
$200,000 ....... $ 47,993  $ 63,991  $ 79,988  $ 95,986  $111,984
$250,000 ....... $ 61,118  $ 81,491  $101,863  $122,236  $142,609
$300,000 ....... $ 74,243  $ 98,991  $123,738  $148,486  $173,234
$350,000 ........$ 87,368  $116,491  $145,613  $174,736  $203,859
$400,000 ....... $100,493  $133,991  $167,488  $200,986  $234,484
$450,000 ........$113,618  $151,491  $189,363  $227,236  $265,109
$500,000 ........$126,743  $168,991  $211,238  $253,486  $295,734
$550,000 ........$139,868  $186,491  $233,113  $279,736  $326,359
$600,000 ........$152,993  $203,991  $254,988  $305,986  $356,984

         The Dutch Plan, available to all Roden employees, provides supplemental retirement benefits calculated on the basis of the number of years of service multiplied by 1.75% multiplied by the pension earnings (annual salary minus the social security offset of approximately $18,500 in 1994). The Dutch Plan is designed to provide a pension benefit equal to 70% of the recipient's last pension earnings after 40 years of service; however, salary increases subsequent to age 55 are only partially taken into account. Both the Company and the employee contribute to the Plan.

COMPANY FINANCIAL PERFORMANCE

         The following graph compares the performance of the Company's Common Stock with the S&P 500 and the S&P Medical Products & Supplies Index. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on June 30, 1989 in each of the Company, the S&P 500 Index and the S&P Medical Products & Supplies Index with investment weighted on the basis of market capitalization:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG CORDIS CORPORATION, THE S & P 500 INDEX
               AND THE S & P MEDICAL PRODUCTS & SUPPLIES INDEX


                                            S & P
            CORDIS          S & P          MEDICAL
         CORPORATION         500          PROD. & SUPL

6/89         100             100               100
6/90         136             116               126
6/91         200             125               167
6/92         157             142               191
6/93         229             161               156
6/94         277             163               151


* $100 INVESTED ON 06/30/88 IN STOCK ON INDEX.
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

         During 1987, the Company initiated a plan to dispose of all businesses other than its angiographic and neuroscience product lines. Since that time, the Company has strengthened its financial performance, as shown on the following charts, through sales growth, increased earnings per share from continuing operations and maintenance of a return on equity of greater than 20% for the past four years.



                                    SALES
                                (in millions)
        1990            1991            1992            1993            1994
        ----            ----            ----            ----            ----
        $166            $203            $230            $267            $337


                              EARNINGS PER SHARE
                            Continuing Operations

        1990            1991            1992            1993            1994
        ----            ----            ----            ----            ----
        $0.70           $1.32           $1.65           $1.94           $2.27


                               RETURN ON EQUITY
                            Continuing Operations

        1990            1991            1992            1993            1994
        ----            ----            ----            ----            ----
        16.9%           26.5%           25.7%           23.5%           21.4%

                                   ITEM NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has reappointed Deloitte & Touche to be the Company's independent auditors for the fiscal year ending June 30, 1995. The firm of Deloitte & Touche has served as the Company's independent auditors since April 1991. Deloitte & Touche has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants.

         Although the appointment of independent auditors does not require ratification by the stockholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of stockholders on this matter is advisory in nature. The Board of Directors recommends that the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending June 30, 1995, be ratified by the stockholders at the Annual Meeting.

         Representatives from the firm of Deloitte & Touche are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, DELOITTE & TOUCHE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.


                                   ITEM NO. 3

              PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES
                         RESERVED FOR GRANTS UNDER THE
               CORDIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN


         The Board of Directors has deemed it in the best interests of the Company and its stockholders to increase the authorized Common Stock issuable under the Cordis Corporation Non-Qualified Stock Option Plan ("the Plan"). The Plan is summarized under the Report of the Compensation Committee on Executive Compensation and the summary is incorporated herein by reference to that section.

         The Plan was initially adopted by the Board and became effective on August 31, 1987. The Plan currently authorizes a maximum of 1,875,000 shares of the Company's Common Stock to be granted as options. As of June 30, 1994, there were 49,170 shares of the Company's Common Stock available for grants and 999,900 shares outstanding pursuant to options previously granted.

         On August 23, 1994 the Board adopted a resolution to seek shareholder approval to increase the number of shares reserved for grants under the Plan by an additional 750,000 shares. The Company believes that this increase will ensure that sufficient shares will be available for future option grants and will enable continued fulfillment of the purpose of the Plan by providing incentives in the form of stock option grants to employees who contribute materially to the success and profitability of the Company.

         Pursuant to the terms and provisions of the Plan, the Board of Directors may alter, amend or terminate the Plan but may not alter the terms or provisions of options granted prior to the amendment (unless the alteration is expressly permitted under the Plan) without the consent of the optionee.

         Approval of the increase will not affect the options outstanding under this Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN INCREASE OF 750,000 SHARES OF COMMON STOCK ISSUABLE UNDER THE CORDIS CORPORATION NON- QUALIFIED STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.


                                   ITEM NO. 4

   PROPOSAL TO LIMIT TO 200,000 THE MAXIMUM NUMBER OF ADDITIONAL OPTIONS TO
                      ACQUIRE SHARES THAT MAY BE GRANTED
                          IN THE FUTURE TO AN EMPLOYEE
          UNDER THE CORDIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN

         The Board of Directors has deemed it in the best interests of the Company and its stockholders to seek shareholder approval to limit the maximum amount of options to acquire shares that an employee may receive under the Cordis Corporation Non-Qualified Stock Option Plan ("the Plan"), subject to approval of Item 3. The Plan is summarized under the Report of the Compensation Committee on Executive Compensation and further described in Item No. 3. The summary and the description are incorporated herein by reference to those sections.

         During the past three years stock option awards made to officers of the Company have ranged from 1,500 to 15,000 in any given year and to the Chief Executive Officer from 22,000 to 30,000 at the fair market value of the stock on the date of grant.

         Approval of the limit will not affect the options outstanding under this Plan.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO LIMIT TO 200,000 THE MAXIMUM NUMBER OF ADDITIONAL OPTIONS TO ACQUIRE SHARES THAT MAY BE GRANTED IN THE FUTURE TO AN EMPLOYEE PURSUANT TO THE CORDIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN. PROXIES SOLICITED BY

THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.



                         STOCKHOLDER PROPOSALS FOR 1995

         Stockholders who wish to propose matters for consideration at the 1995 Annual Meeting must deliver them to the Company by May 30, 1995 for inclusion in the Proxy Statement for that Meeting.


                                    GENERAL

         The management does not know of any matters, other than the foregoing, that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying Proxy will vote in accordance with their best judgment with respect to such matters.

         The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may, without additional compensation, use their personal efforts by telephone or otherwise to obtain proxies.

                               CORDIS CORPORATION
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 27, 1994

         The undersigned hereby constitutes and appoints ROBERT Q. MARSTON and ROBERT C. STRAUSS, and each of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned, at the Annual Meeting of Stockholders of Cordis Corporation, to be held on Thursday, October 27, 1994, at 2:00 p.m. and at any adjournment thereof:

1. ELECTION OF DIRECTORS    / / FOR all nominees listed below         / / WITHHOLD AUTHORITY
                           (except as marked to the contrary below)   to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW)
              / / R. Q. MARSTON      / / D. R. CHALLONER      / / D. F. MALIN      / / J. L. de RUYTER VAN STEVENINCK
              / / R. C. STRAUSS      / / R. W. FOXEN          / / P. K. WOOLF      / / W. W. WEBSTER

2. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE as the Company's independent auditors for the year ending June 30, 1995;


              FOR / /               AGAINST / /              ABSTAIN / /

3. PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR GRANTS under the Cordis Corporation Non-Qualified Stock Option Plan;

              FOR / /               AGAINST / /              ABSTAIN / /

4. SUBJECT TO APPROVAL OF ITEM NO. 3, PROPOSAL TO LIMIT THE MAXIMUM NUMBER OF ADDITIONAL OPTIONS TO ACQUIRE SHARES THAT MAY BE GRANTED IN THE FUTURE TO
   AN EMPLOYEE under the Cordis Corporation Non-Qualified Stock Option Plan; and

              FOR / /               AGAINST / /              ABSTAIN / /

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORDIS
                                  CORPORATION

                   (Continued and to be signed on other side)

                          (Continued from other side)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


Dated _______________________, 1994.   _________________________________
                                       (Signature)


                                       _________________________________
                                       (Signature)

                                       Please sign exactly as name appears
                                       below.  When shares are held by joint
                                       tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

        IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK THIS BOX:
                      I plan to attend the Annual Meeting